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                                                                     EXHIBIT 5



Yardville National Bancorp
Page 1
May 12, 1999









                                                     May 12, 1999



Yardville National Bancorp
3111 Quakerbridge Road
Trenton, NJ  08619


                  Re:      Registration Statement on Form S-2
                           (Registration No. 333-76647)
                           ------------------------------------


Ladies and Gentlemen:

                  We have acted as counsel for Yardville National Bancorp, a New Jersey corporation (the "Company"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of a public offering by the Company (the "Offering") of up to 1,610,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock").

                  In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K under the Act.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-2 (Registration No. 333-76647) filed by the Company under the Act with the U.S. Securities and Exchange Commission (the "Commission") on April 20, 1999, Amendment No. 1 thereto filed with the Commission on April 30, 1999, and Amendment No. 2 thereto ("Amendment No. 2") filed with the Commission on May 12, 1999, (ii) the form of underwriting agreement, filed as Exhibit 1 to Amendment No. 2 (the "Underwriting Agreement"), to be entered into by the Company and by Legg Mason Wood Walker, Incorporated and Advest, Inc. (the "Underwriters"),
(iii) the Company's Restated Certificate of Incorporation, as amended, (iv) the Company's By-Laws, (v) certain resolutions of the Board of Directors of the Company relating to the Offering, (vi) a specimen certificate representing the shares of the Common Stock, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or
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Yardville National Bancorp
Page 2
May 12, 1999

verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

                  The law covered by this opinion letter is limited to the laws of the State of New Jersey and the Federal laws of the United States of America.

                  This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation that may hereafter occur, whether the same are retroactively or prospectively applied or to update or supplement this opinion in any fashion to reflect any facts or circumstances that hereafter come to our attention.

                  Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares and any additional shares of the Common Stock that are subject to a registration statement filed pursuant to Rule 462(b) under the Act in connection with the Offering (a "462(b) Registration Statement") will be duly authorized, legally issued, fully paid and nonassessable when (i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors authorizes the price per Share, (ii) the duly appointed officers of the Company and the Underwriters execute and deliver the Underwriting Agreement, and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement.

                  We hereby consent to the use of this opinion letter as an exhibit to the Company's Registration Statement on Form S-2 (Registration No. 333-76647) (the "Registration Statement") and as an exhibit to a 462(b) Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                  As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as provided in the immediately preceding paragraph, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.



                                Very truly yours,

                               /s/ PEPPER HAMILTON LLP